UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2025
Richmond Mutual Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38956	36-4926041
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 North 9th Street, Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (765) 962-2581

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RMBI	The NASDAQ Stock Market LLC
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Items to be Included in this Report
ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 22, 2025, Richmond Mutual Bancorporation, Inc., a Maryland corporation (the “Company”), and First Bank Richmond, an Indiana state-chartered commercial bank and wholly owned subsidiary of the Company (the “Bank”), entered into change-in-control agreements with Paul Witte, President and Chief Operating Officer of the Bank, and Bradley Glover, Chief Financial Officer of both the Company and the Bank.
The change-in-control agreements have an initial term that expires on December 31, 2026. The term of the agreements will be extended for one additional year on January 1, 2026 and on January 1st of each subsequent calendar year, such that at any time after January 1, 2026 the remaining term shall be between one and two years, unless any party provides written notice of non-renewal to the other parties at least 30 days prior to the applicable renewal date. If a change in control occurs during the term of the agreements, at a time when there is less than one year remaining in the term of the agreements, the term will automatically extend through the one-year anniversary of the completion of the change in control.
Under the terms of the agreements, if the executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” (as such terms are defined in the agreements) within twelve (12) months following a change in control, the executive will be entitled to:
•A lump-sum cash payment equal to two (2) times the executive’s base amount (as defined in the agreement), payable within 10 business days following the execution and non-revocation of a general release of claims;
•Continued insurance coverage for up to 24 months following termination, at no premium cost to the executive, subject to certain limitations and alternatives if such coverage cannot be provided or would trigger excise taxes;
•A lump-sum cash payment equal to the projected cost of continued insurance coverage, in the event such coverage is unavailable or would result in excise taxes; and
•A condition that all severance benefits are contingent upon the executive signing and not revoking a general release of claims.
If the payment and benefits the executive has the right to receive would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the payment and benefits will be reduced by the minimum amount necessary to result in no portion of the payment and benefits payable under the agreements being non-deductible to the Company and the Bank pursuant to Section 280G.
The foregoing description of the agreements is a summary only and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.     Financial Statements and Other Exhibits

(d)	Exhibits

10.1	Change in Control Agreement, dated May 22, 2025, by and between Richmond Mutual Bancorporation, Inc. and Paul Witte.

10.2	Change in Control Agreement, dated May 22, 2025, by and between Richmond Mutual Bancorporation, Inc. and Bradley Glover.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

RICHMOND MUTUAL BANCORPORATION, INC.

Date: May 27, 2025	By:	/s/Garry D. Kleer
Garry D. Kleer
President and Chief Executive Officer